Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-289725) on Form S-1 of iSpecimen Inc. of our report dated March 13, 2024, except Note 1, Reverse Stock Split and Note 13, as to which the date is April 14, 2025, relating to the financial statements of iSpecimen Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

August 25, 2025